                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e)(2)).
[X] Definitive proxy statement.
[ ] Definitive additional materials.
[ ] Soliciting material pursuant to Rule 14a-12.

                          MICROFINANCIAL INCORPORATED
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------
                              microfinancial LOGO

                               950 Winter Street
                          Waltham, Massachusetts 02451

                                 April 12, 2000

Dear Stockholder:

     I am pleased to invite you to the 2000 Special Meeting of Stockholders in Lieu of Annual Meeting of MicroFinancial Incorporated ("MicroFinancial"), which will be held on Friday, May 12, 2000, at 4:00 p.m., at Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts.

     The accompanying Notice of Special Meeting of Stockholders in Lieu of Annual Meeting and proxy statement contain the matters to be considered and acted upon. Please read these materials carefully.

     Matters scheduled for consideration at the Special Meeting are the election of two directors for a three-year term.

     I hope you will be able to attend the meeting, but if you cannot do so, it is important that your shares be represented and voted. ACCORDINGLY, I URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

                                          Very truly yours,

                                          /s/ PETER R. BLEYLEBEN
                                          PETER R. BLEYLEBEN
                                          President and Chief Executive Officer

                          MICROFINANCIAL INCORPORATED
                               950 WINTER STREET
                          WALTHAM, MASSACHUSETTS 02451

      NOTICE OF SPECIAL MEETING OF STOCKHOLDERS IN LIEU OF ANNUAL MEETING

                                 APRIL 12, 2000

     The Special Meeting of Stockholders in Lieu of Annual Meeting of MicroFinancial Incorporated, a Massachusetts corporation ("MicroFinancial"), will be held Friday, May 12, 2000, at 4:00 p.m., at Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts for the purpose of considering and voting upon:

          1. The election of two directors for a three-year term.

          2. The transaction of such other business as may properly come before the Special Meeting.

     The record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting is the close of business on March 24, 2000. MicroFinancial's transfer books will not be closed.

                                          By Order of the Board of Directors,

                                          /s/ RICHARD F. LATOUR
                                          RICHARD F. LATOUR
                                          Clerk

Waltham, Massachusetts
April 12, 2000

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE, USING THE RETURN ENVELOPE ENCLOSED WITH THE PROXY. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                          MICROFINANCIAL INCORPORATED
                               950 WINTER STREET
                          WALTHAM, MASSACHUSETTS 02451
                             TELEPHONE 781-890-0177

                            ------------------------

                      2000 SPECIAL MEETING OF STOCKHOLDERS
                           IN LIEU OF ANNUAL MEETING
                            ------------------------

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors ("MicroFinancial Board") of MicroFinancial Incorporated ("MicroFinancial" or the "Corporation") in connection with the Special Meeting of Stock-holders in Lieu of Annual Meeting to be held on May 12, 2000. This proxy statement and the enclosed proxy are first being sent to stockholders on or about April 12, 2000. The proxy will be voted at the Special Meeting in accordance with the instructions indicated on the proxy by the stockholder. If no instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal No. 1.

     The record date for determining stockholders entitled to vote at the Special Meeting is the close of business on March 24, 2000. On this date, there were outstanding and entitled to vote 12,683,126 shares of Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock"), each of which is entitled to one vote on each matter to be voted on at the Special Meeting. The presence (in person or by proxy) of a majority of the aggregate number of shares of Common Stock outstanding and entitled to vote on the record date is necessary to constitute a quorum at the Special Meeting. Abstentions and "broker non-votes" will be counted as present at the Special Meeting for purposes of determining whether there is a quorum. A "broker non-vote" occurs when a broker or other nominee, holding shares for a beneficial owner, has not received voting instructions on a matter from such owner and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

     Management is not aware of any matter to be considered at the Special Meeting other than those referred to in this proxy statement. If any other business should properly come before the Special Meeting, the persons named in the proxy will vote according to their best judgment.

                               VOTING PROCEDURES

     A plurality of votes of the shares of Common Stock represented at the Special Meeting is required to elect directors. In voting for the election of directors, stockholders may cast their votes in favor or against, but abstentions may not be specified. If a broker's authority to vote on a particular matter is limited, thus resulting in a broker non-vote, such broker non-vote will not be counted in determining the number of votes cast or entitled to vote at the Special Meeting. Abstentions are counted for this purpose. Since a broker's authority is not limited with respect to Proposal No. 1, MicroFinancial does not expect to receive any broker non-votes with respect to the Special Meeting.

     A stockholder of record may revoke a proxy by delivering written notice of revocation to Richard F. Latour, Clerk of MicroFinancial, at the address set forth above, by filing a duly executed proxy bearing a later date, or by attending the Special Meeting in person, notifying the Clerk, and voting by ballot at the Special Meeting. Any stockholder of record attending the Special Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Clerk) of a stockholder at the Special Meeting will not constitute revocation of a previously given proxy. In addition, stockholders whose shares of Common Stock are not registered in their own name will need additional documentation from the record holder of the shares to vote in person at the Special Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of March 24, 2000 with respect to the beneficial ownership of Common Stock of each person known by the Corporation to be the beneficial owner of more than 5% of the 12,683,126 shares of Common Stock outstanding as of such date (not including treasury stock), each director and executive officer of the Corporation and all directors and executive officers of the Corporation as a group. Each person named has sole voting and investment power with respect to the shares indicated, except as otherwise stated in the notes to the table.

                                                        NUMBER OF SHARES       PERCENTAGE OUTSTANDING OF
        NAME AND ADDRESS OF BENEFICIAL OWNER          BENEFICIALLY OWNED(1)          COMMON STOCK
        ------------------------------------          ---------------------    -------------------------
Peter R. Bleyleben(2)...............................        1,555,810                    12.2%
  66 Norfolk Road
  Chestnut Hill, Massachusetts 02464

Brian E. Boyle(3)...................................        2,006,650                    15.8%
  11 Whispering Lane
  Weston, Massachusetts 02493

Torrence C. Harder(4)...............................        1,829,629                    14.4%
  Walden Woods, 657 Sudbury Road
  Concord, Massachusetts 01742-4321

Jeffrey P. Parker(5)................................          350,840                     2.8%
  253 Meadowbrook Road
  Weston, Massachusetts 02493

Alan J. Zakon(6)....................................           50,000                *
  32 Cardinal Lane
  Ocean Reef Club
  Key Largo, Florida 33037

Richard F. Latour(7)................................          358,550                     2.8%
  Horse Leg Hill Road
  Eaton, New Hampshire 03832

J. Gregory Hines(8).................................           44,000                *
  424 Harlingham Avenue
  San Mateo, California 94402

John Plumlee(9).....................................           46,275                *
  97 By-Pass 28
  Derry, New Hampshire 03038

Carol Salvo(10).....................................           35,000                *
  3 Woodridge Road
  Medfield, Massachusetts 02052

John J. Miller(11)..................................           16,000                *
  4 Morningside Drive
  Topsfield, Massachusetts 01983

All directors and executive officers as a group
  (10 persons)......................................        6,292,754                    48.9%

---------------
  *  Less than 1%

 (1) Unless otherwise indicated in the footnotes, each of the stockholders named in this table has sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.

 (2) Includes 20,000 shares of Common Stock issuable upon the exercise of options issued to Dr. Bleyleben which vested on February 25, 2000.

 (3) Includes 591,950 shares of Common Stock owned by Dr. Boyle's former spouse over which Dr. Boyle retains voting control, for which Dr. Boyle disclaims beneficial ownership; and 10,000 shares of Common Stock issuable upon the exercise of options issued to Dr. Boyle which vested on February 25, 2000.

 (4) Includes 10,000 shares of Common Stock issuable upon the exercise of options issued to Mr. Harder which vested on February 25, 2000; 92,200 shares of Common Stock held in trust for Mr. Harder's daughter, Lauren E. Harder, over which Mr. Harder retains sole voting and investment power as the sole trustee and for which Mr. Harder disclaims beneficial ownership; 92,200 shares of Common Stock held in trust for Mr. Harder's daughter, Ashley J. Harder, over which Mr. Harder maintains voting and investment power as the sole trustee and for which Mr. Harder disclaims beneficial ownership; and 276,045 shares of Common Stock owned by Entrepreneurial Ventures, Inc. over which Mr. Harder retains shared voting and investment power through his ownership in, and positions as President and Director of, Entrepreneurial Ventures, Inc.

 (5) Includes 10,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Parker which vested on February 25, 2000; and 340,840 shares of Common Stock owned by The Parker Family Limited Partnership over which Mr. Parker retains shared voting and investment power through his ownership in, and position as Director of, the general partner of the Parker Family Limited Partnership.

 (6) Includes 10,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Zakon which vested on February 25, 2000.

 (7) Includes 17,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Latour which vested on December 27, 1999; and 30,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Latour which vested on February 25, 2000.

 (8) Includes 920 shares of Common Stock issuable upon the exercise of options granted to Mr. Hines which vested on March 17, 1999; 6,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Hines which vested on December 27, 1999; 2,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Hines which vested on March 17, 2000; and 10,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Hines which vested on February 25, 2000.

 (9) Includes 6,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Plumlee which vested on December 27, 1999; and 10,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Plumlee which vested on February 25, 2000.

(10) Includes 6,000 shares of Common Stock issuable upon the exercise of options granted to Ms. Salvo which vested on December 27, 1999; 10,000 shares of Common Stock issuable upon the exercise of options granted to Ms. Salvo which vested on February 25, 2000; and 1,000 shares of Common Stock held jointly by Ms. Salvo and her husband over which Ms. Salvo shares voting and investment power with her husband.

(11) Includes 16,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Miller which will vest on April 12, 2000.

                             ELECTION OF DIRECTORS

     As of the date of this proxy statement, the MicroFinancial Board consists of 5 persons. The MicroFinancial Board is divided into three classes, with each class serving staggered terms of three years, so that only one class is elected in any one year. Two directors are to be elected at the Special Meeting to serve until the 2003 Annual Meeting and until their successors are elected and have qualified. Such nominees are Brian E. Boyle and Alan J. Zakon. Directors are elected by a plurality of votes of the shares of Common

Stock, present in person or represented by proxy, and entitled to vote at the Annual Meeting (or Special Meeting in lieu thereof) when there is a quorum.

     Each of the nominees for director is presently a director of MicroFinancial. Each has consented to being named a nominee in this proxy statement and has agreed to serve as a director if elected at the Special Meeting. In the event that any nominee is unable to serve, the persons named in the proxy have discretion to vote for other persons if the other persons are designated by the MicroFinancial Board. The MicroFinancial Board has no reason to believe that any of the nominees will be unavailable for election.

                      THE MICROFINANCIAL BOARD RECOMMENDS
              A VOTE "FOR" ALL NOMINEES FOR ELECTION AS DIRECTORS

                             NOMINEES FOR DIRECTOR

NOMINEE, AGE AND                              PRINCIPAL OCCUPATION AND
COMMITTEE MEMBERSHIP                             OTHER INFORMATION
--------------------                          ------------------------
Terms Expiring in 2003
Brian E. Boyle, 52          Brian E. Boyle, the Chief Executive Officer of the
Audit Committee;            Corporation from 1985 to 1987 and Chairman of the
Compensation Committee      MicroFinancial Board from 1985 to 1995, has served as a
                            Director of the Corporation or its predecessor since 1985
                            and has been a member of the Audit Committee and the
                            Compensation Committee since 1997. He is currently the Vice
                            Chairman and a Director of Boston Communications Group, Inc.
                            ("Communications"), a Boston-based provider of call
                            processing to the global wireless industry. Prior to joining
                            Communications, Dr. Boyle was the Chairman and Chief
                            Executive Officer of Credit Technologies, Inc., a
                            Massachusetts-based provider of credit decision and customer acquisition software, from 1989 to 1993. From 1995 to 1999 he was a Director of Saville Systems, a global
                            telecommunications billing software company, with its United
                            States headquarters in Burlington, Massachusetts, and served as a member of its Compensation Committee from 1995 to
                            October 1999. Dr. Boyle is also a director of several
                            private companies. Dr. Boyle earned his A.B. in Mathematics and Economics from Amherst College and a B.S. in Electrical
                            Engineering and Computer Science, an M.S. in Operations
                            Research, an E.E. in Electrical Engineering and Computer
                            Science and a Ph.D. in Operations Research, all from the
                            Massachusetts Institute of Technology.
Alan J. Zakon, 64           Alan J. Zakon has served as a Director of the Corporation
Chairman, Audit             since 1988 and has served as Chairman of the Audit Committee
Committee; Compensation     since 1997. Since 1995, he has been the Vice Chairman and a
Committee                   Director, and since November 1997, Chairman of the Executive
                            Committee, of Autotote Corporation, a New York-based global gaming and simulcasting company. Dr. Zakon served as
                            Managing Director of Bankers Trust Corporation from 1989 to
                            1995 where he was Chairman of the Strategic Policy
                            Committee. Dr. Zakon is a Director of Arkansas-Best Freight
                            Corporation, a nationwide commercial transportation and
                            trucking company. Dr. Zakon holds a B.A. from Harvard
                            University, an M.S. in Industrial Management from the Sloane
                            School at the Massachusetts Institute of Technology and a
                            Ph.D. in Economics and Finance from the University of
                            California at Los Angeles.

                     DIRECTOR, AGE AND COMMITTEE MEMBERSHIP

DIRECTOR, AGE AND                             PRINCIPAL OCCUPATION AND
COMMITTEE MEMBERSHIP                             OTHER INFORMATION
--------------------                          ------------------------
Terms Expiring in 2002
Torrence C. Harder, 56      Torrence C. Harder has served as a Director of the
Chairman, Compensation      Corporation since 1986, served as Chairman of the
Committee; Audit            Compensation Committee since 1997 and has been a member of
Committee                   the Audit Committee since 1997. He has been the President
                            and Director of Harder Management Corporation, Inc., a
                            registered investment advisory firm, since its establishment in 1971. He has also been the President and Director of
                            Entrepreneurial Ventures, Inc., a venture capital investment firm, since its founding in 1986. Mr. Harder is a Director of Lightbridge, Inc., a wireless industry software services provider, Dent-A-Med, Inc., RentGrow, Inc., GWA Information
                            Systems, Inc., Trade Credit Corporation and UpToDate in
                            Medicine, Inc. Mr. Harder earned an M.B.A. from the Wharton
                            School of the University of Pennsylvania, and a B.A. with
                            honors in the Philosophy of Economic Thought from Cornell
                            University.
Jeffrey P. Parker, 56       Jeffrey P. Parker has served as a Director of the
                            Corporation since 1992. He is the founder and has served
                            since 1997 as the Chief Executive Officer of CCBN.COM, a
                            world wide web information services company based in Boston.
                            He is also the founder and has served since 1991 as the
                            managing director of Private Equity Investments, a venture capital firm focusing on start-up and early stage companies.
                            Mr. Parker is a Director of CCBN.COM, Pacific Sun Industries
                            and Vintage Partners. Mr. Parker earned a B.A., an M.A. in
                            Engineering and an M.B.A. from Cornell University.
Term Expiring in 2001
Peter R. Bleyleben, 47      Peter R. Bleyleben has served as President, Chief Executive
                            Officer and Director of the Corporation or its predecessor since June 1987. Before joining the Corporation, Dr.
                            Bleyleben was Vice President and Director of the Boston
                            Consulting Group, Inc. ("BCG") in Boston. During his more
                            than eight years with BCG, Dr. Bleyleben focused his
                            professional strategic consulting practice on the financial services and telecommunications industries. Prior to joining
                            BCG, Dr. Bleyleben earned an M.B.A. with distinction and
                            honors from the Harvard Business School, an M.B.A. and a
                            Ph.D. in Business Administration and Economics,
                            respectively, from the Vienna Business School in Vienna,
                            Austria and a B.S. in Computer Science from the Vienna
                            Institute of Technology.

             CERTAIN INFORMATION REGARDING THE MICROFINANCIAL BOARD

MEETINGS AND COMMITTEES

     During 1999, the MicroFinancial Board met five times and committees of the Board met as follows: the Compensation Committee met three times and the Audit Committee met twice. In 1999, all MicroFinancial Board members attended all of the meetings of the MicroFinancial Board and its committees on which they served.

     The Audit Committee oversees the scope of MicroFinancial's internal auditing, the independence of the outside auditors, the adequacy of MicroFinancial's system of internal accounting controls and procedures, and the adequacy of management's action with respect to recommendations thereon by MicroFinancial's auditors. The Compensation Committee is responsible for compensation and benefit plans (including management bonuses).

     The MicroFinancial Board has no nominating committee, as the MicroFinancial Board as a whole studies the qualifications and recommends to the stockholders the election of MicroFinancial directors. A stockholder may nominate a person for election as a director by complying with Section 3.1 of the MicroFinancial By-laws, which provides that advance notice of a nomination must be delivered to MicroFinancial and must contain the name and certain information concerning the nominee and the stockholders who support the nominee's election. A copy of this By-law provision may be obtained by writing to Richard F. Latour, Clerk of MicroFinancial, at 950 Winter Street, Waltham, Massachusetts 02451.

COMPENSATION OF DIRECTORS

     The MicroFinancial Board is comprised of five Directors, one of whom, Peter Bleyleben, is a salaried employee of the Corporation who receives no additional compensation for services rendered as a Director. The members of the MicroFinancial Board who were not employees of the Corporation ("Non-Employee Directors") received stock options to purchase 50,000 shares of Common Stock in each of 1999 and 2000 under the Corporation's 1998 Equity Incentive Plan for their service on the MicroFinancial Board. Directors also are reimbursed for out-of-state travel expenses incurred in connection with attendance at meetings of the MicroFinancial Board and committees thereof. In addition, the Corporation pays for health care insurance for each Non-Employee Director other than Mr. Harder.

     Prior to February 1999, Board members who were not employees of the Corporation were compensated under the Board of Directors Stock Unit Compensation Plan (the "Stock Unit Plan"). The Stock Unit Plan was terminated effective as of February 5, 1999. Under the Stock Unit Plan, Non-Employee Directors who did not serve as committee chairpersons received up to $30,000 per year, payable $3,750 per meeting in cash and $3,750 per meeting in stock units (the "Stock Units"). Committee chairpersons received up to $35,000 per year, payable $4,375 per meeting in cash and $4,375 per meeting in Stock Units. Under the Stock Unit Plan, the Corporation paid the participant the cash amount currently and credited Stock Units in the appropriate amounts to a deferred fee account on the date of the MicroFinancial Board or Committee meeting. Each Stock Unit in the deferred fee account was valued at the time each such credit was made at the then-current value of the Common Stock, as that value was determined from time to time by the MicroFinancial Board. The number of Stock Units credited to each Non-Employee Director's deferred fee account and the value placed on each Stock Unit was appropriately adjusted in the event of a stock dividend, stock split or other similar change affecting the Common Stock.

     As of December 31, 1999, Dr. Boyle, Mr. Harder, Mr. Parker and Dr. Zakon had no Stock Units in their respective accounts.

     Since the termination date of the Stock Unit Plan, each Non-Employee Director has received a cash payment in an amount equal to the number of Stock Units held in their respective accounts multiplied by $13.95.

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following table sets forth the compensation of (i) the Chief Executive Officer of the Corporation, (ii) the four most highly compensated executive officers who were serving as executive officers of the Corporation as of December 31, 1999 and (iii) one executive officer who would have been included in the preceding clause (ii) but for the fact that he was no longer an executive officer of the Corporation as of December 31, 1999 (collectively, the "Named Executive Officers"), in each case for the years ended December 31, 1999, 1998 and 1997. Determination of the most highly compensated executive officers is based upon compensation for the Corporation's fiscal year ended December 31, 1999 and does not necessarily reflect the most highly compensated executive officers for the Corporation's fiscal years ended December 31, 1998 and 1997.

                         SUMMARY COMPENSATION TABLE(1)

                                                               ANNUAL COMPENSATION
                                                   --------------------------------------------
                                                                                    ALL OTHER
NAME AND PRINCIPAL POSITION                        YEAR     SALARY     BONUS(2)    COMPENSATION
---------------------------                        ----    --------    --------    ------------
PETER R. BLEYLEBEN...............................  1999    $260,000    $439,313      $67,505(3)
  President, Chief Executive Officer and           1998     250,888     364,000       65,245
  Director                                         1997     218,798     276,730       71,072

RICHARD F. LATOUR................................  1999     210,000     309,226       41,826(4)
  Executive Vice President, Chief Operating        1998     198,446     244,568       45,690
  Officer, Chief Financial Officer, Treasurer,     1997     169,495     153,755(5)    49,680
  Clerk and Secretary

JOHN J. MILLER...................................  1999     146,154      80,000       26,428(6)
  Senior Vice President, Sales and Marketing       1998           0           0            0
                                                   1997           0           0            0

J. GREGORY HINES.................................  1999     123,846      60,716       43,782(7)
  Vice President, Funding and                      1998     106,951      42,095        4,281
  Vice President, Merchant Services                1997      87,348      26,950        3,206

JOHN PLUMLEE.....................................  1999     148,558      57,034       21,357(8)
  Vice President, MIS                              1998     141,351      44,533       21,191
                                                   1997     124,624      29,769       20,687

CAROL SALVO......................................  1999     103,462      51,052        4,578(9)
  Vice President, Legal                            1998      84,677      34,734        4,022
                                                   1997      66,368      15,781        2,170

---------------
(1) Columns required by the rules and regulations of the Securities and Exchange Commission that contain no entries have been omitted.

(2) Bonuses are paid over a three-year period, with one-third payable each year. The remaining two-thirds is subject to discretionary review by the Corporation and, therefore, does not vest to the employee. The bonus amount set forth for each fiscal year thus represents the amount actually paid for such fiscal year, plus amounts relating to the prior two fiscal years.

(3) Amounts for Dr. Bleyleben include: (a) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 1999 ($3,323), 1998 ($4,000) and 1997 ($4,470); (b) split dollar life insurance premiums paid by the Corporation in 1999 ($56,634), 1998 ($54,156) and 1997 ($62,461) (in the event of the death of Dr. Bleyleben, the Corporation is entitled to the cash value under such plan with the beneficiary receiving the life insurance portion thereof); (c) executive disability insurance policy premiums paid by the Corporation in 1999 ($7,548), 1998 ($7,089) and 1997 ($3,546); and (d) the benefit to the executive of interest-free loans from the Corporation, based on the applicable federal rate in effect on the date of issuance of each such loan, in 1997 ($595).

(4) Amounts for Mr. Latour include: (a) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 1999 ($3,323), 1998 ($4,000) and 1997 ($4,500); (b) split dollar life insurance premiums paid by the Corporation in 1999 ($34,917), 1998 ($34,917) and 1997 ($40,501)
    (in the event of the death of Mr. Latour, the Corporation is entitled to the cash value under such plan with the beneficiary receiving the life insurance portion thereof); (c) executive disability insurance policy premiums paid by the Corporation in 1999 (3,033), 1998 ($3,028) and 1997 ($1,586); and (d)
    the benefit to the executive of interest-free loans from the Corporation based on the applicable federal rate in effect on the date of issuance of each such loan, in 1999 ($553), 1998 ($3,745) and 1997 ($3,093).

(5) Does not include $179,745 which related to bonuses awarded in prior years and deferred until 1997 at Mr. Latour's option.

(6) Amounts for Mr. Miller include: (a) term life insurance premiums paid by the Corporation in 1999 ($24,000); and (b) executive disability insurance policy premiums paid by the Corporation in 1999 ($2,428).

(7) Amounts for Mr. Hines include: (a) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 1999 ($2,996), 1998 ($2,738) and 1997 ($2,273); (b) term life insurance premiums paid by the Corporation in 1999 ($84), 1998 ($84) and 1997 ($84); (c) executive disability insurance policy premiums paid by the Corporation in 1999 ($602), 1998 ($602) and 1997 ($434); (d) the benefit to the executive of interest-free loans from the Corporation based on the applicable federal rate in effect on the date of issuance of each such loan, in 1999 ($1,370), 1998 ($857) and 1997 ($415); and (e) $38,730 paid to Mr. Hines as commissions in 1999.

(8) Amounts for Mr. Plumlee include: (a) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 1999 ($3,733), 1998 ($3,870) and 1997 ($3,722); (b) split dollar life insurance premiums paid by the Corporation in 1999 ($15,000), 1998 ($15,000) and 1997 ($15,113)
    (in the event of the death of Mr. Plumlee, the Corporation is entitled to the cash value under such plan with the beneficiary receiving the life insurance portion thereof); (c) executive disability insurance policy premiums paid by the Corporation in 1999 ($1,016), 1998 ($1,016) and 1997 ($1,016); and (d) the benefit to the executive of interest-free loans from the Corporation based on the applicable federal rate in effect on the date of issuance of each such loan, in 1999 ($1,608), 1998 ($1,305) and 1997
    ($836).

(9) Amounts for Ms. Salvo include: (a) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 1999 ($2,476), 1998 ($2,597) and 1997 ($1,686); (b) term life insurance premiums paid by the Corporation in 1999 ($84), 1998 ($84) and 1997 ($69); (c) executive disability insurance policy premiums paid by the Corporation in 1999 ($604) and 1998 ($485); and (d) the benefit to the executive of interest-free loans from the Corporation based on the applicable federal rate in effect on the date of issuance of each such loan, in 1999 ($1,414), 1998 ($857) and 1997 ($415).

STOCK OPTION PLANS

     840,000 stock options were awarded in 1999 under the Corporation's 1998 Equity Incentive Plan (the "1998 Plan").

     The following table indicates the aggregate options granted in 1999 to the Named Executive Officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------
                                                   PERCENT OF
                                 NUMBER OF           TOTAL
                                 SECURITIES       OPTIONS/SARS                                    GRANT
                                 UNDERLYING        GRANTED TO      EXERCISE OR                     DATE
                                OPTIONS/SARS      EMPLOYEES IN     BASE GRANT     EXPIRATION     PRESENT
NAME                           GRANTED (#)(1)    FISCAL YEAR(2)      ($/SH)          DATE        VALUE $
----                           --------------    --------------    -----------    ----------    ----------
Peter R. Bleyleben...........      59,391             9.28%          $12.313       2/25/09       $382,419
Peter R. Bleyleben...........      40,609             6.35%           13.544       2/25/09        250,476
Richard F. Latour............     150,000            23.44%           12.313       2/25/09        965,850
J. Gregory Hines.............      50,000             7.82%           12.313       2/25/09        321,950
John Plumlee.................      50,000             7.82%           12.313       2/25/09        321,950
Carol Salvo..................      50,000             7.82%           12.313       2/25/09        321,950
John Miller..................      80,000            12.50%           13.125       4/12/09        553,440

---------------
(1) Stock options were granted under the 1998 Plan. No stock appreciation rights were awarded with these grants. The options first become exercisable, in five equal annual installments, beginning one year from the grant date, and have a ten-year term. If a change of control of MicroFinancial were to occur, the options would become immediately exercisable in full.

(2) The percentages in the table for the stock options granted in 1999 are based on a total of 640,000 stock options granted in 1999 to MicroFinancial employees, all of which were granted on the same material terms described in footnote (1) above.

     The following table indicates the aggregate option exercises in 1999 by the Named Executive Officers and fiscal year-end option values:

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999
                       AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN-
                                                           UNDERLYING UNEXERCISED         THE-MONEY OPTIONS AT
                                  SHARES                 OPTIONS AT FISCAL YEAR-END       FISCAL YEAR-END(1)(2)
                                ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                             EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            -----------   --------   -----------   -------------   -----------   -------------
Peter R. Bleyleben............         0      $     0           0         100,000       $      0       $      0(3)
Richard F. Latour.............     4,778       51,600      17,000         167,000        161,288        161,288(4)
J. Gregory Hines..............         0            0       6,920          58,000         66,861         78,525(5)
John Plumee...................         0            0       6,000          56,000         56,925         56,925(5)
Carol Salvo...................         0            0       6,000          56,000         56,925         56,925(5)
John Miller...................         0            0           0          80,000              0              0(3)

---------------
(1) Value based on the fair market value of the Common Stock on December 31, 1999, $11.4375, minus the grant price.

(2) The value of unexercised in-the-money stock options at December 31, 1999 is presented to comply with regulations of the Securities and Exchange Commission. The actual amount realized upon exercise of stock options (if any) will depend upon the excess of the fair market value of the Common Stock over the grant price at the time the stock option is exercised. There is no assurance that the values of unexercised stock options reflected in this table will be realized.

(3) The exercise price of the unexercisable options exceeds the fair market value of the Common Stock on December 31, 1999.

(4) The exercise price of unexercisable options to purchase 150,000 shares of Common Stock exceeds the fair market value of the Common Stock on December 31, 1999.

(5) The exercise price of unexercisable options to purchase 50,000 shares of Common Stock exceeds the fair market value of the Common Stock on December 31, 1999.

PROFIT SHARING PLAN AND DISCRETIONARY BOARD OF DIRECTOR BONUS PROGRAMS

     The Corporation pays annual bonuses and makes profit sharing payments as determined by the Compensation Committee of the MicroFinancial Board. Each year the Compensation Committee indicates to the executive officers the percentage of the following year's pre-tax profits on which profit sharing plan payments will be based. Upon the conclusion of the audit of the prior year's financial results, the Compensation Committee determines the total percentage of pre-tax profits eligible for profit-sharing plan payments, and awards payments to Dr. Bleyleben and one other executive of the Corporation. To enhance long term retention of these executives, only one-third of the amount awarded is paid at that point in time. The remaining two-thirds may be paid out over the next two years in the discretion of the Compensation Committee and are subject to separate annual approvals of the Compensation Committee.

EMPLOYMENT AGREEMENTS

     The Corporation has entered into Employment Agreements with Dr. Bleyleben and Mr. Latour for a three-year period commencing June 12, 1998, subject to automatic successive one-year renewals unless terminated pursuant to the terms thereof. In the event of a termination of the Employment Agreements by the Corporation without cause, or by Dr. Bleyleben or Mr. Latour for specified good reason, the Employment Agreements provide for three years of severance payments to Dr. Bleyleben and Mr. Latour, respectively, on the basis of their highest base salary during the employment period. In addition, Dr. Bleyleben and Mr. Latour would also be entitled to a prorated payment of base salary and bonus to the date of termination, and the acceleration of deferred compensation and accrued but unpaid amounts under the Corporation's bonus and/or profit sharing plans. Dr. Bleyleben's and Mr. Latour's current base salaries, respectively, are $270,000 and $220,000. The bonus for the current fiscal year will be determined by the MicroFinancial Board. If, in connection with a payment under their Employment Agreement, either Dr. Bleyleben or Mr. Latour shall incur any excise tax liability on the receipt of "excess parachute payments" as defined in
Section 280G of the Internal Revenue Code of 1986, as amended, the Employment Agreements provide for gross-up payments to return them to the after-tax position they would have been in if no excise tax had been imposed. As used in each Employment Agreement, "for good reason" means the assignment to the executive of duties inconsistent with the executive's position, authority, duties or responsibilities; the failure by the Corporation to pay the agreed base salary and provide the executive with benefits; moving the executive to a location outside of the metropolitan Boston, Massachusetts area; and the failure by the Corporation to require a successor to assume all obligations under the Employment Agreement.

     The Corporation has also entered into separate employment agreements with each of the remaining Named Executive Officers (other than Mr. Miller) which are designed to provide an incentive to each executive to remain with the Corporation pending and following a Change in Control (as defined below). Each employment agreement has an initial term of one year following a Change in Control, with automatic extensions upon the expiration of the initial one-year term for successive one-month periods. Pursuant to each employment agreement, the executive will be entitled to receive an annual base salary of not less than twelve times the highest monthly base salary paid or payable to the executive within the twelve months preceding the Change in Control. If the employment agreement is terminated by the MicroFinancial Board other than for cause, death or disability, or is terminated by the executive for specified good reason, the Corporation shall pay to the executive in a cash lump sum within 30 days after the date of termination, the aggregate of the following amounts: (i) the executive's annual base salary through the date of termination;
(ii) a special bonus (reduced over time as described below) in the initial amount of $575,000, $600,000 and $585,000 for Messrs. Hines and Plumlee and Ms. Salvo (the "Special Bonus"), respectively; (iii) any other compensation previously deferred by the executive, together with any accrued interest or earnings thereon; and (iv) any accrued vacation pay. Beginning on February 25, 1999 and on each anniversary of that date, the Special Bonus for each of Messrs. Hines and Plumlee and Ms. Salvo is reduced by $150,000 until such time as the Special Bonus equals zero ($0).

     "Change in Control" means (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; (ii) individuals who, as of the date of the Corporation's 1998 Equity Incentive Plan constitute the MicroFinancial Board, cease for any reason to constitute at least a majority of the MicroFinancial Board except with respect to any director who was approved by a vote of at least a majority of the directors then comprising the MicroFinancial Board; (iii) approval by the shareholders of the Corporation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, more than 60% of the then outstanding shares of Common Stock continues to be owned by the shareholders who were the beneficial holders of such stock prior to such transaction; or (iv) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation or the sale or other disposition of all or substantially all of the assets of the Corporation.

     The Corporation and Mr. Miller entered into an employment agreement on March 10, 1999. Pursuant to this employment agreement, the Corporation may terminate Mr. Miller's employment for "Cause" (as defined below) at any time. "Cause" means (i) a material breach by Mr. Miller of his obligations to the Corporation, or (ii) conviction of Mr. Miller of a felony. Mr. Miller may terminate his employment with the Corporation at any time for "Good Reason" (as defined below). "Good Reason" means (i) the assignment to Mr. Miller of any duties materially inconsistent with his position; (ii) any material breach of this employment agreement by the Corporation; and (iii) the Corporation's requiring Mr. Miller to be based at any office or location other than that described in this employment agreement or within the metropolitan Boston, Massachusetts area. In the event Mr. Miller's employment is terminated without Cause by the Corporation or Mr. Miller terminates his employment for Good Reason, during the 18-month period commencing April 12, 1999 (the "Protection Period"), Mr. Miller is entitled to severance payments for the number of months after the termination date remaining in the Protection Period and, in addition, Mr. Miller will not be eligible to participate in any other benefits or plans of the Corporation. In the event Mr. Miller's employment with the Corporation is terminated for Cause or he voluntarily terminates his employment, Mr. Miller will not be entitled to any severance payments. This employment agreement also provides that the Corporation will enter into its standard change of control employment agreement with Mr. Miller which provides, among other things, for the acceleration and immediate vesting of stock options and the protection of his base compensation and profit sharing payment, if earned, for a period of 12 months from the change of control date. In addition, if the change of control occurs during the initial 12 months of Mr. Miller's employment, his base compensation and profit sharing payment, if earned, will be protected for a period of 18 months from the change of control date. Pursuant to this employment agreement, the Corporation has agreed to negotiate a new employment agreement with Mr. Miller approximately 12 months after the date on which he begins his employment with the Corporation.

                         OTHER INFORMATION RELATING TO
                   DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

CERTAIN TRANSACTIONS

     During 1995, 1997 and 1998, Richard F. Latour, Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Corporation, borrowed an aggregate of $152,776 from the Corporation to exercise vested options to purchase Common Stock (the "Exercised Options"). Mr. Latour repaid all outstanding indebtedness to the Corporation upon the closing of the Corporation's initial public offering in February, 1999 with the proceeds of shares of Common Stock sold by him. The loans were non-interest bearing unless the principal amount thereof was not paid in full when due, at which time interest accrued and was payable at a rate per annum equal to the prime rate published by The Wall Street Journal plus 4.0%. The outstanding principal balance of these loans was reduced by any dividends payable upon the stock underlying the Exercised Options. All principal amounts outstanding under such loans were due on the earlier of the end of employment or December 27, 2005. During the fiscal year ended December 31, 1999, the largest aggregate amount outstanding under these loans was $76,632.34. Mr. Latour also has an outstanding demand note issued to the Corporation. As at December 31, 1999, the balance payable to Mr. Latour under this demand note was $436,080.30 at an interest rate per annum equal to a bank prime rate minus 1%.

     The Parker Family Limited Partnership, controlled by Jeffrey Parker, a director of the Corporation, loaned the Corporation an aggregate of $2.4 million in the form of junior subordinated notes, as follows (collectively, the "Parker Notes"): $200,000 on September 1, 1994 at an interest rate per annum equal to the higher of 12% or a bank prime rate plus 3% maturing September 1, 1999; $200,000 on May 1, 1995 at an interest rate per annum equal to 12% or a bank prime rate plus 4% maturing May 1, 2000; $500,000 on June 1, 1996 at an interest rate per annum equal to the higher of 12% or a bank prime rate plus 3% maturing June 1, 2000; $250,000 on December 1, 1996 at an interest rate per annum equal to the higher of 12% or a bank prime rate plus 3% maturing December 1, 1999; $500,000 on December 1, 1996 at an interest rate per annum equal to the higher of 12% or a bank prime rate plus 3% maturing December 1, 2002; $250,000 on December 1, 1996 at an interest rate per annum equal to the higher of 12% or a bank prime rate plus 3% maturing December 1, 2001; $125,000 on September 1, 1997 at an interest rate per annum equal to 11% maturing September 1, 2001; and $125,000 on September 1, 1997 at an interest rate per annum equal to 11% maturing September 1, 2003. The Corporation repaid the Parker Notes in full on March 22, 1999.

     Peter R. Bleyleben, the President and Chief Executive Officer and a Director of the Corporation, loaned the Corporation an aggregate of $125,000 in the form of junior subordinated notes as follows (collectively, the "Bleyleben Notes"): $100,000 on December 1, 1996 at 12% interest per annum maturing December 1, 2001; and $25,000 on June 1, 1998 at 10.5% interest per annum maturing June 1, 2003. The Corporation repaid the Bleyleben Notes in full on March 22, 1999. Mr. Bleyleben also loaned the Corporation an aggregate of $325,000 in the form of demand notes as follows (collectively, the "Bleyleben Demand Notes"): $100,000 on October 17, 1997 at an interest rate per annum equal to a bank prime rate minus 1%; $100,000 on December 1, 1998 at an interest rate per annum equal to a bank prime rate minus 1%; and $125,000 on March 22, 1999 at an interest rate per annum equal to a bank prime rate minus 1%. The Corporation repaid the Bleyleben Demand Notes in full on January 12, 2000.

     Alan J. Zakon, a director of the Corporation, loaned the Corporation an aggregate of $200,000 in the form of junior subordinated notes as follows:
$100,000 on February 1, 1995 at 12% interest per annum maturing February 1, 2000; and $100,000 on March 18, 1998 at 10.5% interest per annum through his IRA maturing April 1, 1999. The Corporation repaid such notes in full on March 22, 1999.

     Ingrid R. Bleyleben, the mother of Peter R. Bleyleben, the President and Chief Executive Officer and a Director of the Corporation, loaned the Corporation the following amounts in the form of junior subordinated notes: $120,000 on February 16, 1996 at an interest rate per annum equal to 11.5% maturing March 1, 2001; $25,000 on December 17, 1996 at an interest rate per annum equal to 11.5% maturing January 1, 2002; $20,000 on June 4, 1997 at an interest rate per annum equal to 11.5% maturing May 1, 2002; and $25,000 on June 1, 1998 at an interest rate per annum equal to 10% maturing June 1, 2003. The Corporation repaid these notes in full on March 22, 1999. On March 29, 1999, Ms. Bleyleben loaned the Corporation $200,000 in the form of a demand note at an interest rate per annum equal to a bank prime rate minus 1%. As at December 31, 1999, the balance payable to Ms. Bleyleben under this demand note was $200,000.

     Torrence C. Harder, a director of the Corporation, loaned the Corporation $100,000 in the form of a Junior Subordinated Note on November 1, 1994 at an interest rate per annum equal to 12.0% or a bank prime rate plus 3% maturing November 1, 1999. Additionally, Torrence C. Harder Cultural Foundation, an entity related to Torrence C. Harder, loaned the Corporation $50,000 in the form of a junior subordinated note on January 1, 1996 at an interest rate per annum equal to 11.5% maturing January 1, 2001. The Corporation repaid such notes in full on March 22, 1999.

     All of the foregoing transactions, with the exception of the loans to Mr. Latour, are on terms similar to those that would have been obtained through arms-length negotiations.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") requires the Corporation's directors, officers and persons who beneficially own more than ten percent (10%) of the Common Shares (each, a "Reporting Person") to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Corporation pursuant to Section 16(a) of the Exchange Act. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Corporation pursuant to Rule 16a-3(e) of the Exchange Act during fiscal year ending December 31, 1999 and on written representations from Reporting Persons, the Corporation believes that each Reporting Person complied with all applicable filing requirements during its fiscal year ended December 31, 1999, with the exception that: (i) Torrence C. Harder, who is a director of the Corporation and a ten percent holder of the Corporation's Common Stock, inadvertently failed to timely file a Form 4 relating to the distribution by Entrepreneurial Ventures, Inc. ("EVI"), of which Mr. Harder is the sole stockholder, president and a director, of 70,327 shares of Common Stock on June 22, 1999 to certain stockholders of EVI, and (ii) Carol Salvo, who is an officer of the Corporation, inadvertently failed to timely file a Form 4 relating to the purchase by Ms. Salvo and her husband of 1,000 shares of Common Stock on February 26, 1999. Such transactions were reported on a Form 5 filed with the Securities and Exchange Commission on February 11, 2000 by the applicable Reporting Person.

                    MICROFINANCIAL'S INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP ("PWC"), the Corporation's independent accountants engaged by the Corporation to audit the Corporation's financial statements for the Corporation's fiscal years ended December 31, 1998 and December 31, 1999, verbally notified the Corporation on April 5, 2000 that PWC is resigning as the Corporation's independent accountants effective as of April 5, 2000. The Board of Directors of the Corporation is seeking to engage a principal accountant to replace PWC but has not had sufficient time since the date of PWC's resignation to select or recommend new independent accountants for the Corporation.

     PWC served as the Corporation's independent accountants for the Corporation's fiscal year ended December 31, 1999. Representatives of PWC will be present at the Special Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions.

     PWC has advised MicroFinancial that neither it nor any of its members has any direct financial interest in MicroFinancial as a promoter, underwriter, voting trustee, director, officer or employee. All professional services rendered by PWC during the Corporation's fiscal year ended December 31, 1999 were furnished at customary rates.

     Neither of the reports of PWC on the Corporation's financial statements for the fiscal years ended December 31, 1998 and December 31, 1999 contained an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change the Corporation's independent accountants was neither recommended nor approved by the Corporation's Board of Directors or its Audit Committee. During the Corporation's audited periods ending December 31, 1998 and December 31, 1999 and the subsequent interim period ending April 5, 2000, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the subject matter of the disagreements in connection with its reports. The Corporation has provided PWC with a copy of this disclosure and PWC has furnished the Corporation with a letter addressed to the Securities and Exchange Commission stating that PWC agrees with the above statements. A copy of PWC's letter to the Securities and Exchange Commission dated April 6, 2000 is filed as Exhibit No. 18.1 to the Corporation's report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2000.

 NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE CORPORATION'S
                                    PREVIOUS
 FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT THAT
                                     MIGHT
INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART,
                                 THE FOLLOWING
   REPORT AND PERFORMANCE GRAPH SET FORTH HEREIN SHALL NOT BE INCORPORATED BY
                                 REFERENCE INTO
   ANY SUCH FILINGS AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                         COMPENSATION COMMITTEE REPORT

OVERVIEW AND PHILOSOPHY

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of three members, all of whom are outside directors of the Corporation. The Compensation Committee provides overall guidance on the Corporation's compensation and benefits philosophy. In addition, the Compensation Committee approves and monitors the Corporation's:

     - executive compensation and benefits programs

     - executive employment agreements, if any

     - 1998 Equity Incentive Plan

     The primary objectives of the Compensation Committee are to assure that the Corporation's executive compensation and benefits programs:

     - reflect the Corporation's entrepreneurial orientation

     - are competitive with other growing companies of similar size and business

     - safeguard the interests of the Corporation and its stockholders

     - are effective in driving performance to achieve financial goals and create stockholder value

     - foster teamwork on the part of management

     - are cost-efficient and fair to employees, management and stockholders

     - are well communicated to and understood by program participants

     The Corporation's executive compensation policies are designed to attract, motivate and retain highly qualified executive officers who can enhance stockholder value, and to support a performance-oriented environment that rewards achievement of the Corporation's financial goals. The Compensation Committee meets at least once during each fiscal year to review the Corporation's existing compensation and benefits programs and to consider modifications that seek to provide a direct relationship between executive compensation and sustained corporate performance.

     The Corporation compensates its executive officers through four principal types of compensation: annual base salary, profit-sharing payments, board bonus payments, and long-term incentive awards through stock options. The Corporation, as a matter of policy, places substantial emphasis on both the profit sharing plan and long-term stock options since the Corporation believes that correlating both annual financial performance of the Corporation and long term share valuation with executive officer compensation is in the best interest of the shareholders.

BASE SALARY

     The annual base salary of each executive officer is based on the scope of his or her responsibility and accountability within the Corporation, as well as on performance and experience criteria. In addition, the Compensation Committee considers salary and other compensation arrangements of other companies of similar size, business and similar growth to determine appropriate levels required to attract, motivate and retain the most qualified management personnel.

     The Compensation Committee determines and makes final decisions regarding base salary of executives on an annual basis. The Compensation Committee recognizes that, to some degree, the determination of an executive officer's base salary involves subjective considerations.

PROFIT SHARING PLAN

     A significant component of an executive officer's total cash compensation may consist of a profit sharing plan payment, which is intended to make the executive officer's compensation dependent on the Corporation's performance and to provide executive officers with incentives to achieve the Corporation's goals, increase stockholder value, and work as a team.

     For purposes of determining profit sharing payments, the Corporation, since the early days of its existence, has placed a heavy emphasis on financial profits achieved by the Corporation. Each year the Compensation Committee indicates to the executive officers the percentage of the following year's pre-tax profits on which profit sharing plan payments will be based. Upon the conclusion of the audit of the prior year's financial results, the Compensation Committee determines the total percentage of pre-tax profits eligible for profit-sharing plan payments, and awards payments to Dr. Bleyleben and one other executive of the Corporation. To enhance long term retention of these executives, only one-third of the amount awarded is paid at that point in time. The remaining two-thirds may be paid out over the next two years in the discretion of the Compensation Committee and are subject to separate annual approvals of the Compensation Committee.

     To enhance the retention of other senior personnel and to foster a spirit of teamwork, the Compensation Committee also establishes a pool along the same philosophy as for the two executives, and delegates to the President and Chief Executive Officer the decision as to how and to whom to allocate the approved funds. Any such bonuses are also determined and paid upon completion of the Corporation's annual audit.

BOARD BONUS PAYMENTS

     In addition, the Compensation Committee may approve an additional bonus based on the Committee's subjective evaluation of the quality and success of the executive.

LONG-TERM STOCK OPTION COMPENSATION

     The Compensation Committee believes that providing key employees, including executive officers, with the opportunity to acquire stock ownership over time is the most desirable way to align their interests with those of the Corporation's stockholders. Stock options, awarded under the Corporation's 1998 Equity Incentive Plan, provide an incentive that focuses the attention of executive officers on managing the Corporation from the perspective of an owner with an equity interest in the business. In addition, stock options are a key part of the Corporation's program for motivating and rewarding managers and other employees over the long term. Through the grant of stock options, the Corporation has encouraged its managers and other employees to obtain and hold the Corporation's stock. Stock options granted to employees are tied to future performance of the Corporation's stock and will provide value only when the price of the Corporation's stock exceeds the option grant price.

     The Compensation Committee determines and makes final decisions regarding stock option awards made under the Corporation's 1998 Equity Incentive plan. Such factors as performance and responsibilities of individual managers and the management team as a whole, as well as general industry practices play an integral role in the determination of the number of options awarded to a particular executive officer or employee. In determining the size of the individual award of options, the Compensation Committee also considers the number of options outstanding and previously granted, the amount of options remaining available for grant under the Corporation's 1998 Equity Incentive Plan, the aggregate amount of current awards, and the amount necessary to retain qualified personnel.

     In accordance with its business strategy and compensation philosophy, the Corporation has granted stock options to key executives and managers to afford them an opportunity to participate in the Corporation's future growth and to focus them on the contributions which are necessary for the financial success and business growth of the Corporation and, thereby, the creation of value for its stockholders.

     Stock options are typically awarded based on an assessment of each recipient's ongoing contribution to overall corporate performance. The Corporation's Chief Executive Officer's input for the size and timing of option grants to other executives and managers is an important determinant of the actual grants given. As a means to encourage a stock option recipient to remain in service with the Corporation, stock option awards vest over a period of five years from the date of grant. All incentive stock options have exercise prices at least equal to the fair market value of the Corporation's stock on the date of grant.

1999 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     The general policies described above for the compensation of the executive officers also apply to the compensation approved by the Compensation Committee with respect to the 1999 compensation for Dr. Peter R. von Bleyleben, the Corporation's Co-Founder, President and Chief Executive Officer.

     Dr. Bleyleben's base salary was $260,000 in 1999, $250,000, in 1998, $220,000 in 1997 and $190,000 in 1996. Dr. Bleyleben was paid a profit sharing plan payment in 1999 of approximately $369,000, approximately $304,000 in 1998, approximately $222,000 in 1997 and approximately $164,000 in 1996 and an additional board bonus of $70,000, $60,000, $55,000, and $50,000, respectively, for the same years. During the same time period, the Corporation's pre-tax profits increased from $4.2 million in 1995 to $20.1 million in 1998.

     At December 31, 1999, Dr. Bleyleben had options to purchase 100,000 shares of Common Stock. The options were granted to him on February 25, 1999: 59,391 options at an exercise price equal to the then fair market value of $12.313 per underlying share; and 40,609 options at an exercise price of $13.544 per share which was 10% higher than the then fair market value of $12.313 per underlying share in order to follow regulations of the Internal Revenue Service with regard to issuing qualified incentive stock options. Due to the relatively large number of shares held and options granted to and exercised by Dr. Bleyleben in the past, the Compensation Committee is of the opinion that the financial incentive of Dr. Bleyleben is fully aligned with those of all other shareholders.

     Dr. Bleyleben continues to fulfill a central and critical role in the development of the Corporation as a whole, including but not limited to the achievement of the Corporation's 2000 goals, and it is the Compensation Committee's expectation that he will continue to have an important influence on the Corporation's goals outlined for 2000. The Compensation Committee believes that Dr. Bleyleben's compensation arrangement reflects the above-described compensation philosophy of the Corporation designed to align management compensation closely with financial performance and increased stockholder value.

IRS MATTERS

     Under Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder, deductions for employee remuneration in excess of $1 million which is not-performance-based are disallowed for publicly traded companies. Since levels of compensation paid by the Corporation are expected to be significantly below $1 million, the Compensation Committee has determined that it is unnecessary at this time to seek to qualify the components of its compensation program as performance-based compensation within the meaning of
Section 162(m).

                                          COMPENSATION COMMITTEE:

                                          Torrence C. Harder, Chairman
                                          Alan J. Zakon
                                          Brian E. Boyle

                               PERFORMANCE GRAPH

     The following graph illustrates an eleven (11) month comparison of cumulative total returns for the Corporation's Common Stock, the NYSE Stock Index and the S&P Mid-Cap Financials Index from February 5, 1999 through December 31, 1999. Cumulative total return for the periods shown in the Performance Graph is measured assuming an initial investment of $100 on February 5, 1999, the date of the Corporation's initial public offering, and the reinvestment of dividends, if any.

NOTE: MANAGEMENT CAUTIONS THAT THE HISTORIC STOCK PRICE PERFORMANCE INFORMATION SHOWN IN THIS GRAPH MAY NOT BE INDICATIVE OF CURRENT STOCK PRICE LEVELS OR FUTURE STOCK PRICE PERFORMANCE.

                                                                             S&P MID-CAP FINANCIALS      NYSE INDEX (2/5/1999 =
                                                  MFI (2/5/1999 = 100)          (2/5/1999 = 100)                  100)
                                                  --------------------       ----------------------      ----------------------
2/5/99                                                   100.00                      100.00                      100.00
2/12/99                                                   96.67                       99.12                       99.01
2/19/99                                                   78.75                      100.51                       99.88
2/26/99                                                   81.67                      100.18                       99.86
3/5/99                                                    87.50                      104.08                      102.70
3/12/99                                                   93.33                      106.11                      104.13
3/19/99                                                   98.75                      106.25                      103.98
3/26/99                                                   84.17                      104.05                      102.56
4/1/99                                                    93.33                      102.63                      104.66
4/9/99                                                    84.17                      105.30                      107.81
4/16/99                                                  107.74                      109.03                      104.87
4/23/99                                                  126.11                      113.25                      108.78
4/30/99                                                  119.01                      115.74                      109.69
5/7/99                                                   102.73                      114.16                      108.86
5/14/99                                                   99.38                      112.97                      108.45
5/21/99                                                   98.55                      112.43                      106.60
5/28/99                                                   81.01                      110.65                      105.95
6/4/99                                                    81.85                      107.65                      108.04
6/11/99                                                   70.15                      105.84                      105.48
6/18/99                                                   84.35                      107.67                      108.39
6/25/99                                                   91.03                      106.89                      106.14
7/2/99                                                    96.04                      111.05                      111.55
7/9/99                                                    91.45                      110.11                      111.99
7/16/99                                                   89.63                      109.47                      112.91
7/23/99                                                   85.86                      106.41                      108.78
7/30/99                                                   80.00                      103.35                      106.60
8/6/99                                                    76.65                       98.24                      104.04
8/13/99                                                   67.85                       99.09                      105.80
8/20/99                                                   67.85                       98.75                      106.61
8/27/99                                                   73.30                       96.84                      106.54
9/3/99                                                    67.01                       95.39                      106.57
9/10/99                                                   73.71                       93.17                      106.06
9/17/99                                                   71.62                       91.34                      104.43
9/24/99                                                   72.04                       89.48                       99.83
10/1/99                                                   72.46                       88.65                      100.14
10/8/99                                                   87.12                       93.38                      104.46
10/15/99                                                  81.52                       89.00                       98.11
10/22/99                                                  82.78                       94.24                      102.36
10/29/99                                                  73.54                      100.11                      106.50
11/5/99                                                   72.28                      104.66                      106.82
11/12/99                                                  75.22                      103.41                      106.89
11/19/99                                                  79.84                      102.50                      110.02
11/26/99                                                  73.96                       98.00                      108.97
12/3/99                                                   78.16                       98.95                      110.12
12/10/99                                                  77.32                       94.40                      108.89
12/17/99                                                  73.96                       89.42                      107.55
12/23/99                                                  76.48                       90.93                      109.67
12/31/99                                                  78.58                       90.31                      110.73

                                 OTHER MATTERS

     Management does not know of any matters which will be brought before the Special Meeting other than those specified in the Notice of Special Meeting of Stockholders in Lieu of Annual Meeting. However, if any other matters properly come before the Special Meeting, the persons named in the form of proxy, or their substitutes, will vote on such matters in accordance with their best judgment.

                           2001 STOCKHOLDER PROPOSALS

     Proposals of stockholders to be included in the proxy statement and form of proxy for the Corporation's 2001 Annual Meeting of Stockholders must be received by December 13, 2000. Stockholders who wish to make a proposal at the aforementioned Annual Meeting of Stockholders, other than one that will be included in the Corporation's proxy materials, must notify the Corporation no later than January 12, 2001 of such a proposal. If a stockholder makes such a timely notification, the proxies solicited by the MicroFinancial Board will confer discretionary voting authority on the persons named as attorneys in the proxy and such persons may exercise discretionary voting authority under circumstances consistent with the rules of the Securities and Exchange Commission. If a stockholder who wishes to present a proposal fails to notify the Corporation by January 12, 2001, the stockholder shall not be entitled to present the proposal at the meeting. Notwithstanding the failure to timely notify the Corporation, if the proposal is brought before the meeting, then the proxies solicited by the MicroFinancial Board will confer discretionary voting authority on the persons named as attorneys in the proxy.

     Proposals should be mailed to Richard F. Latour, Clerk of MicroFinancial, at 950 Winter Street, Waltham, Massachusetts 02451.

                              FINANCIAL STATEMENTS

     The financial statements of the Corporation are contained in the Corporation's Annual Report on Form 10-K for its fiscal year ended December 31, 1999, that was filed with the Securities and Exchange Commission on March 30, 2000, a copy of which has been provided to the stockholders concurrently herewith. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.

                                 MISCELLANEOUS

     All the expenses of preparing, assembling, printing and mailing the material used in the solicitation of proxies by the Board will be paid by the Corporation. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Corporation may solicit proxies on behalf of the Board by telephone, telegram or personal interview, the expenses of which will be borne by the Corporation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by such persons at the expense of the Corporation.

                                          Submitted by Order of the Board of
                                          Directors,

                                          /S/ Richard F. Latour
                                          RICHARD F. LATOUR
                                          Clerk

Waltham, Massachusetts
April 12, 2000

                                      PROXY

                           MICROFINANCIAL INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION FOR THE SPECIAL MEETING OF STOCKHOLDERS IN LIEU OF ANNUAL MEETING TO BE HELD ON MAY 12, 2000, OR ANY ADJOURNMENTS THEREOF. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THEIR STOCKHOLDER(S).

The undersigned stockholder of MicroFinancial Incorporated (the "Corporation") hereby appoints Peter R. Bleyleben and Richard F. Latour (each a "Proxy Agent"), jointly and severally with full power of substitution to each, as proxies for and on behalf of the undersigned, to attend the Special Meeting of Stockholders in Lieu of Annual Meeting of MicroFinancial Incorporated, to be held at Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts, on Friday, May 12, 2000, at 4:00 p.m., or any adjournments thereof, and to vote as directed below all stock of the Corporation which the undersigned would be entitled to vote if personally present.

By acceptance, each Proxy Agent agrees that this Proxy will be voted in the manner directed by the stockholder giving this Proxy. If no direction is specified, the Proxy will be voted FOR the election of the 2 nominees for Director as set forth on the reverse. Discretionary authority is hereby conferred as to all other matters which may properly come before the meeting or any adjournments thereof. This Proxy, if properly executed and delivered, will revoke all other Proxies.




SEE REVERSE                                                          SEE REVERSE
    SIDE         CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE            SIDE

[X]   PLEASE MARK
      VOTES AS IN THIS
      EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES.

     THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR ALL
NOMINEES.

1.       Election of each of the following two directors for a three-year term.
         NOMINEES: (01) Brian E. Boyle and (02) Alan J. Zakon

                  FOR            WITHHELD
                  [ ]               [ ]

[ ]      For all nominees except as noted above

MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Please sign EXACTLY as name(s) appear hereon. When signing as administrator, attorney, executor, guardian or trustee, please give your full title. If the signer is a corporation or partnership, please sign full corporate or partnership name by any authorized officer or person. If shares are held jointly, each joint owner should sign.

SIGNATURE:_______________________  DATE: ______________
SIGNATURE:_______________________  DATE:_______________